Exhibit 10.1

6715 Kenilworth Avenue Partnership
1015 31st Street, NW
Washington,  DC   20007

RE:                    Extension of Lease Agreement dated Sept 1, 2000 and
Amendments dated through  March 1, 2003.
1015 31st Street, NW, Washington, DC  20007

Dear Mr Schaeffer,	August 5, 2003

In reference to the above subject Lease Agreement between Cogent Communications, Inc., (Tenant) and 6715 Kenilworth Avenue Partnership ( Landlord), the parties agree to extend the lease referenced above for an additional one (1) year term with a new expiration date of August 31, 2004.

All other conditions of the Lease, as amended remain unchanged.